STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM FINANCIAL STATEMENTS

(Canadian Funds)

(Unaudited)

MARCH 31, 2006

STELLAR PHARMACEUTICALS INC.

MARCH 31, 2006

STELLAR PHARMACEUTICALS INC.
CONDENSED BALANCE SHEETS
(Canadian Funds)

ASSETS

	As at		As at
	March 31, 2006		December 31, 2005
CURRENT	(Unaudited	)	(Audited	)

Cash and cash equivalents (Note 2)	$1,595,824		$2,108,755
Accounts receivable	179,226		157,749
Inventories (Note 3)	329,968		288,337
Tax recoverable	7,941		-
Prepaid, deposits, and sundry receivables (Note 4)	134,404		152,514
	2,247,363		2,707,355

PROPERTY, PLANT, AND EQUIPMENT (Note 5)	928,941		959,999

OTHER ASSETS (Note 6)	45,848		46,187
	$3,222,152		$3,713,541

LIABILITIES

CURRENT
Accounts payable	$411,882		$487,359
Accrued liabilities	64,772		122,999
Deferred revenues	600		43,397
	477,254		653,755

SHAREHOLDERS’ EQUITY

CAPITAL STOCK (Note 7)
AUTHORIZED
Unlimited	Non-voting, convertible, redeemable, and retractable preferred shares with no par value
Unlimited	shares with no par value

ISSUED
23,472,690 Common shares (2005 - 23,470,190)	8,102,528	8,100,253
Paid-in capital options and warrants - outstanding	581,906	545,025
- expired	98,913	98,913
DEFICIT	(6,038,449)	(5,684,405)
	2,744,898	3,059,786
	$3,222,152	$3,713,541

See accompanying notes to financial statements.
Approved on behalf of the Board:
/s/ Peter Riehl	/s/ Arnold Tenney
DIRECTOR	DIRECTOR

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STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS AND DEFICITS
(Canadian Funds)

(Unaudited)

	For the Three Month Period Ended March 31

	2006	2005

PRODUCT SALES (Note 8)	$356,652	$359,455
COST OF GOODS SOLD	130,770	94,033
MARGIN ON PRODUCT SOLD	225,882	265,422

ROYALTY AND LICENSING REVENUES	89,265	65,843

GROSS PROFIT	315,147	331,265

EXPENSES
Selling, general, and administrative	$586,228	$613,004
Research and development	55,777	193,235
Amortization	39,397	33,001
	681,402	839,240
LOSS FROM OPERATIONS	(366,255)	(507,975)

INTEREST AND OTHER INCOME	12,211	53,320

NET LOSS FOR THE PERIOD	(354,044)	(454,655)

DEFICIT, beginning of period	(5,684,405)	(3,943,911)

DEFICIT, end of period	$(6,038,449)	$(4,398,566)

LOSS PER SHARE (Note 9)	(0.02)	(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (Note 9)	23,472,329	23,019,240

See accompanying notes to financial statements.

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STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Canadian Funds)

(Unaudited)

	For the Three Month Period
	Ended March 31

	2006	2005
CASH FLOWS PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Net loss for the period	$(354,044)	$(454,655)
Amortization	39,397	33,001
Issuance of shares and options for services rendered	36,881	53,085
	(277,766)	(368,569)

Change in non-cash operating assets and liabilities
Accounts receivable	(21,477)	(7,016)
Inventories	(41,631)	99,442
Tax recoverable	(7,941)	26,082
Prepaid, deposits, and sundry receivables	18,110	(55,571)
Accounts payable and accrued liabilities	(131,429)	(31,151)
Deferred revenues	(42,797)	(38,424)
	(504,931)	(375,207)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(8,000)	(30,070)
Additions to other assets	-	(4,492)
	(8,000)	(34,562)
FINANCING ACTIVITIES
Issuance of common stock	-	118,968

CHANGE IN CASH AND CASH EQUIVALENTS	(512,931)	(290,801)

CASH AND CASH EQUIVALENTS, beginning of period	2,108,755	3,172,870

CASH AND CASH EQUIVALENTS, end of period	$1,595,824	$2,882,069

See accompanying notes to financial statements.

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

 MARCH 31, 2006

1.	BASIS OF PRESENTATION

These condensed interim financial statements should be read in conjunction with the financial statements for the Company’s most recently completed fiscal year ended December 31, 2005. They do not include all disclosures required in annual financial statements but rather are prepared in accordance with recommendations for interim financial statements in conformity with United States generally accepted accounting principles. These financial statements have been prepared using the same accounting policies, and methods as those used by the Company in the annual financial statements for the year ended December 31, 2005.

The accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments), which are necessary to present fairly the financial position as at March 31, 2006 and December 31, 2005, and the results of operations and cash flows for the three month periods ended March 31, 2006 and 2005.

a)
Cash and cash equivalents include cash and all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase. All cash and cash equivalents are under the custodianship of two major Canadian financial institutions.

b)
The preparation of interim financial statements in conformity with United States generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim financial statements and the revenues and expenses during the reporting period. Actual results may differ from those estimates.

c)
Statement of Financial Accounting Standards No. 130 (SFAS 130), “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income and its components and requires restatement of all previously reported information for comparative purposes. For the three month periods ending March 31, 2006 and 2005, comprehensive income was the same as net earnings.

2.	CASH AND CASH EQUIVALENTS

Consists of -
	March 31,	December 31,
	2006	2005
	(Unaudited)	(Audited	)

Cash	$67,525	$169,974
Short-term investments	1,528,299	1,938,781
	$1,595,824	$2,108,755

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

March 31, 2006
3. INVENTORIES

		March 31, 2006	December 31, 2005
		(Unaudited)	(Audited)

Raw material		$68,202	$71,131
Finished goods		50,052	44,331
Packaging materials		24,882	27,457
Work in process		186,832	145,418
		$329,968	$288,337
4. PREPAID, DEPOSITS AND SUNDRY RECEIVABLES
		March 31, 2006	December 31, 2005
		(Unaudited)	(Audited)
Prepaid operating expenses		$58,264	$81,761
Materials for use in clinical trials		43,139	47,138
Interest receivable on investments		33,001	23,615
		$134,404	$152,514
5. PROPERTY, PLANT AND EQUIPMENT

		March 31, 2006 (Unaudited)

		Accumulated	Net Carrying
	Cost	Amortization	Amount
Land	$90,000	$-	$90,000
Building	536,759	37,552	499,207
Office Equipment	39,394	26,886	12,508
Manufacturing Equipment	550,061	294,279	255,782
Computer Equipment	108,454	37,010	71,444
	$1,324,668	$395,727	$928,941

		December 31, 2005
		(Audited)
		Accumulated	Net Carrying
	Cost	Amortization	Amount
Land	$90,000	$-	$90,000
Building	536,759	30,663	506,096
Office Equipment	39,394	26,019	13,375
Manufacturing Equipment	542,061	267,889	274,172
Computer Equipment	108,454	32,098	76,356
	$1,316,668	$356,669	$959,999

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

MARCH 31, 2006

6. OTHER ASSETS
	March 31, 2006
	(Unaudited)
		Accumulated	Net Carrying
	Cost	Amortization	Amount

Patents	$49,006	$3,159	$45,847
Goodwill	1	-	1
	$49,007	$3,159	$45,848

	December 31, 2005
	(Audited)
		Accumulated	Net Carrying
	Cost	Amortization	Amount
Patents	$49,006	$2,820	$46,186
Goodwill	1	-	1
	$49,007	$2,820	$46,187

7.             CAPITAL STOCK

(a) Common Shares

During the period ended March 31, 2006, the Company issued 2,500 Common Shares to a consultant for services rendered, with an average price per share of $0.91.

	Number of	$
	Shares	Amount
Balance, December 31, 2005	23,470,190	$8,100,253
Issued for services	2,500	2,275
Balance, March 31, 2006	23,472,690	$8,102,528

(b) Paid-in Capital Options and Warrants

The changes to the paid-in capital options and warrants are as follows:
Balance, December 31, 2005	$545,025
Options issued to consultants/employees/directors	36,881
Balance, March 31, 2006	$581,906

(c) Stock Options

During the three month period ended March 31, 2006, there were no stock options granted. The Company recorded $36,881 (March 31, 2005 - $53,085) for options granted in 2005

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

MARCH 31, 2006

7.              CAPITAL STOCK (continued)

which vest quarterly over an 18 month term. Of these options the Company expensed $22,252 (March 31, 2005 - $0) to stock option - employee compensation for options issued to directors, officers and employees. The remaining $14,629 (March 31, 2005 - $53,085) was related to options issued to consultants; these were expensed as consulting fees.

The total number of options outstanding at March 31, 2006 was 1,540,000 (December 31, 2005 - 1,540,000).

On March 31, 2006, the maximum number of Common Share options that may be issued under the plan is 4,629,452 (December 31, 2005 - 4,629,452).

The average fair value of options expensed during the period ended March 31, 2006 was estimated at $0.28 on the date of grant using the Black-Scholes option-pricing model with the following assumptions.

Risk-free interest rate	2.93% - 3.89%
Expected life	3 years
Expected volatility	41.2% - 58.9%
Dividend yield	0%

(d)	Paid in Capital Options

Paid in Capital Options includes outstanding stock options amounting to $581,906 and expired stock options of $98,913 at March 31, 2006 (December 31, 2005 - $545,025 and $98,913, respectively).

8.	REVENUES

Revenue for the period includes products sold in Canada, international sales of products and raw materials sold at cost to our European licensee. Revenue earned is as follows:

	March 31,
	2006	2005
Products sales
Domestic sales	$334,933	$344,765
International sales	20,819	13,890
Other revenue	900	800
	$356,652	$359,455
Royalties & licensing revenue
Royalty payments	$89,265	$65,843

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

MARCH 31, 2006

9.              LOSS PER SHARE

Loss per share is calculated on the basis of the weighted average number of Common Shares outstanding for the three month period ended March 31, 2006 totaling 23,472,329 shares (March 31, 2005-23,019,240).

The diluted loss per share is not computed when the effect would be anti-dulitive. The following table sets forth the computation of loss per share:

	2006	2005

Numerator for loss per share available to common shareholders	$(354,044)	$(454,655)

Denominator for basic earnings (loss) per share - Weighted average shares outstanding	23,472,329	23,019,240
Loss per share	$(0.02)	$(0.02)

10.           CONTINGENCIES AND COMMITMENTS

(a)	Royalty Agreements

 In September 2000, the Company entered into a royalty agreement for sales of Uracyst® product. The agreement involves royalty payments, which initially were based on 5% of the total sales of Uracyst at a declining rate of  1% per year over a three year period, declining to a 2% rate effective October 1, 2003. This royalty will remain at 2% until the end of the agreement on September 30, 2008. In this quarter, royalty payments were $1,174  (March 31, 2005 - $831).

 In February 2002, the Company entered into a royalty agreement for products which were introduced to the Company by a consultant. The agreement involves royalty payments, which will be paid based on gross dollar sales. The schedule for royalty payments is presently calculated on SkeliteTM sales as follows:

First $1,000,000 in sales - 3%
Second $1,000,000 in sales - 2%
All sales over $2,000,000 - 1% out to the 5th year.

(b)	License Agreements

There are no changes to the licensing agreements as disclosed in Note 13 (c) of the annual financial statements for the 2005 fiscal year.

(c)	Distribution Agreement

                 There are no changes to the distribution agreements as disclosed in Note 13 (d) of the annual financial statements for the 2005 fiscal year.

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

 (Unaudited)

MARCH 31, 2006

10.	CONTINGENCIES AND COMMITMENTS (continued)

(d)	Manufacturing Agreement

There are no changes to the distribution agreements as disclosed in Note 13 (e) of the annual financial statements for the 2005 fiscal year.

(e)	Leases

The Company presently leases office equipment under operating leases. At March 31, 2006, the future minimum lease payments under operating leases are $3,599 (December 31, 2005 - $4,429).

11.	SIGNIFICANT CUSTOMERS

During the three month period ended March 31, 2006, the Company had one customer that represented 35.2% of sales (March 31, 2005 - 31.0%).

12.	RELATED PARTY TRANSACTIONS

 The Company entered a fiscal advisory and consulting agreement with LMT Financial Inc. (a company beneficially owned by a director and his spouse) for services to be provided in 2006. This agreement is subject to TSX  Venture Exchange approval. Compensation under the agreement is $6,000 per month or $72,000 for fiscal 2006.

13.	RECONCILATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

 These financial statements were prepared in accordance with GAAP in the United States. The Company has included the significant differences which would result if the Canadian GAAP were applied in the preparation of the Condensed Interim Statements of Operations, the Condensed Balance Sheets and the Condensed Interim Statements of Cash Flows. These statements are as follows:

Condensed Interim Statements of Operations
For the Three Month Period Ended March 31	2006	2005
Net income (loss), as reported under United States GAAP	$(354,044)	$(454,655)
Adjustments to arrive at Canadian GAAP
Research and development expense	-	188,207
Amortization expense	(67,447)	(17,990)
Net income (loss) based on Canadian GAAP	$(421,491)	$(284,438)
Earnings per share - United States GAAP net loss	$(0.02)	$(0.02)
- Impact on accounting change	0.00	0.01
- Canadian GAAP net loss	$(0.02)	$(0.01)

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

MARCH 31, 2006

13. RECONCILATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES ("GAAP") (continued)

Condensed Balance Sheets

As at March 31		2006				2005
	United States	Increase		Canadian	United States	Increase	Canadian
	GAAP	(Decrease	)	GAAP	GAAP	(Decrease )	GAAP

Current assets	$2,247,363	-		$2,247,363	$3,493,355	-	$3,493,355
Property plant and equipment	928,941	-		928,941	949,244	-	949,244
Other assets	45,848	1,113,413		1,159,261	20,608	995,945	1,016,553
	$3,222,152	$1,113,413		$4,335,565	$4,463,207	$995,945	$5,459,152

Current liabilities	477,254	-		477,254	526,872	-	526,872
Shareholders’ equity	2,744,898	1,113,413		3,858,311	3,936,335	995,945	4,932,280
	$3,222,152	$1,113,413		$4,335,565	$4,463,207	$995,945	$5,459,152

Condensed Interim Statements of Cash Flows

For the Period Ended March 31						2006	2005

Cash flows for operating activities, as reported under United States GAAP						$(504,931)	$(375,207)
Development costs deferred for Canadian GAAP purposes						-	188,207
Cash flows for operating activities, Canadian GAAP						$(504,931)	$(187,000)
Cash flows for investing activities, as reported under United States GAAP						$(8,000)	$(34,562)
Development costs deferred for Canadian purposes						-	(188,207)
Cash flows for investing activities, Canadian GAAP						$(8,000)	$(222,769)
Cash flows for financing activities, as reported under United States GAAP						-	$118,968
Change in cash and cash equivalents						(512,931)	(290,801)
Cash and cash equivalents, opening						2,108,755	3,172,870
Cash and cash equivalents, closing						$1,595,824	$2,882,069

Amortization of certain other assets is being provided for on the straight-line basis as noted below:

Asset Classification	Useful Life
Deferred development costs - products available for sale	5 years
Incorporation expenses	10 years

Research and development costs relate to the development of the products, of which $1,358,593 were available for sale for the period ended March 31, 2006 (2005 - $369,455). For the period ended March 31, 2006, the Company did not incur any additional manufacturing development costs associated with the development of products. Costs associated to deferred manufacturing development costs for Canadian GAAP purposes can not be capitalized under United States GAAP. Amortization in regards to these development costs starts once the product is ready for sale in the market.

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STELLAR PHARMACEUTICALS INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(Canadian funds)

(Unaudited)

MARCH 31, 2006

14.           COMPARATIVE FIGURES

     Certain comparative figures have been reclassified to conform to the current period presentation.

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